                                  Exhibit FS-9


                         ATLANTIC CITY ELECTRIC COMPANY
                ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                               AS OF JUNE 30, 2001
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                     PRO FORMA
                                                       ACTUAL       ADJUSTMENTS         PRO FORMA
                                                    -----------     -----------        -----------
ASSETS

CURRENT ASSETS
    Cash and cash equivalents                       $     9,003     $ 1,700,000(1)     $ 1,709,003
    Accounts receivable, net of
        allowances of $5,789                            179,821                            179,821
    Investment in Conectiv money pool                    34,703                             34,703
    Inventories, at average cost                         23,616                             23,616
    Deferred income taxes, net                               --                                 --
    Prepayments                                          29,627                             29,627
                                                    -----------     -----------        -----------
                                                        276,770       1,700,000          1,976,770
                                                    -----------     -----------        -----------

INVESTMENTS                                             116,348                            116,348
                                                    -----------     -----------        -----------

PROPERTY, PLANT AND EQUIPMENT
    Electric generation                                 142,243                            142,243
    Electric transmission and distribution            1,270,738                          1,270,738
    Other electric facilities                           117,964                            117,964
    Other property, plant, and equipment                  5,772                              5,772
                                                    -----------     -----------        -----------
                                                      1,536,717                          1,536,717
    Less: Accumulated depreciation                      664,465                            664,465
                                                    -----------     -----------        -----------
    Net plant in service                                872,252                            872,252
    Construction work-in-progress                        59,839                             59,839
    Leased nuclear fuel, at amortized cost               22,413                             22,413
                                                    -----------     -----------        -----------
                                                        954,504                            954,504
                                                    -----------     -----------        -----------

DEFERRED CHARGES AND OTHER ASSETS
    Recoverable stranded costs, net                     945,047                            945,047
    Deferred energy supply costs                         25,039                             25,039
    Unrecovered purchased power costs                    13,488                             13,488
    Deferred recoverable income taxes                    13,079                             13,079
    Unrecovered New Jersey state excise tax               3,906                              3,906
    Deferred debt refinancing costs                      11,924                             11,924
    Deferred other postretirement benefit costs          28,732                             28,732
    Unamortized debt expense                             12,716                             12,716
    Other                                                32,958                             32,958
                                                    -----------     -----------        -----------
                                                      1,086,889                          1,086,889
                                                    -----------     -----------        -----------
TOTAL ASSETS                                        $ 2,434,511     $ 1,700,000        $ 4,134,511
                                                    ===========     ===========        ===========


See accompanying description of pro forma adjustments.

                                  Exhibit FS-9


                         ATLANTIC CITY ELECTRIC COMPANY
                ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                               AS OF JUNE 30, 2001
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                        PRO FORMA
                                                                          ACTUAL       ADJUSTMENTS        PRO FORMA
                                                                       -----------     -----------       -----------
CAPITALIZATION AND LIABILITIES

CURRENT LIABILITIES
    Long-term debt due within one year                                 $   112,200                       $   112,200
    Variable rate demand bonds                                              22,600                            22,600
    Accounts payable                                                        77,762                            77,762
    Taxes accrued                                                            3,397                             3,397
    Interest accrued                                                        17,697                            17,697
    Dividends payable                                                        6,302                             6,302
    Current capital lease obligation                                        15,480                            15,480
    Deferred income taxes                                                    8,793                             8,793
    Deferred energy supply costs                                                --                                --
    Above-market purchased energy contracts
       and other electric restructuring liabilities                          7,269                             7,269
    Other                                                                   23,760                            23,760
                                                                       -----------     -----------       -----------
                                                                           295,260                           295,260
                                                                       -----------     -----------       -----------

DEFERRED CREDITS AND OTHER LIABILITIES
    Deferred income taxes, net                                             401,715                           401,715
    Regulatory liability for New Jersey income tax benefit                  49,262                            49,262
    Above-market purchased energy contracts
       and other electric restructuring liabilities                         16,737                            16,737
    Deferred investment tax credits                                         34,595                            34,595
    Long-term capital lease obligation                                       6,933                             6,933
    Pension benefit obligation                                              28,911                            28,911
    Other postretirement benefits obligation                                35,578                            35,578
    Other                                                                   29,540                            29,540
                                                                       -----------     -----------       -----------
                                                                           603,271                           603,271
                                                                       -----------     -----------       -----------

CAPITALIZATION
    Common stock: $3 par value; shares authorized:
       25,000,000; shares outstanding: 18,320,937
       actual and pro forma                                                 54,963                            54,963
    Additional paid-in capital                                             410,194                           410,194
    Retained earnings                                                      124,439                           124,439
                                                                       -----------     -----------       -----------
       Total common stockholders' equity                                   589,596                           589,596
    Preferred stock not subject to mandatory redemption                      6,231                             6,231
    Preferred stock subject to mandatory redemption                         12,450                            12,450
    Preferred securities of subsidiary trusts subject to mandatory
       redemption                                                           95,000                            95,000
    Long-term debt                                                         832,703       1,700,000(1)      2,532,703
                                                                       -----------     -----------       -----------
                                                                         1,535,980       1,700,000         3,235,980
                                                                       -----------     -----------       -----------
Commitments and Contingencies                                                   --                                --
                                                                       -----------     -----------       -----------
TOTAL CAPITALIZATION AND LIABILITIES                                   $ 2,434,511     $ 1,700,000       $ 4,134,511
                                                                       ===========     ===========       ===========


See accompanying description of pro forma adjustments.

                                  Exhibit FS-10


                         ATLANTIC CITY ELECTRIC COMPANY
             ACTUAL AND PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                    FOR THE TWELVE MONTHS ENDED JUNE 30, 2001
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                                          PRO FORMA
                                                           ACTUAL        ADJUSTMENTS          PRO FORMA
                                                        -----------      -----------         -----------

OPERATING REVENUES                                      $ 1,054,663                          $ 1,054,663
                                                        -----------      -----------         -----------

OPERATING EXPENSES
    Electric fuel and purchased energy and capacity         485,749                              485,749
    Special charges                                              --                                   --
    Operation and maintenance                               245,352                              245,352
    Depreciation and amortization                            93,768                               93,768
    Taxes other than income taxes                            35,751                               35,751
                                                        -----------      -----------         -----------
                                                            860,620                              860,620
                                                        -----------      -----------         -----------

OPERATING INCOME                                            194,043                              194,043
                                                        -----------      -----------         -----------

OTHER INCOME                                                 10,534           79,900(2)           90,434
                                                        -----------      -----------         -----------

INTEREST EXPENSE
    Interest charges                                         69,611          113,050(3)          182,661
    Allowance for borrowed funds used during
        construction and capitalized interest                  (547)                                (547)
                                                        -----------      -----------         -----------
                                                             69,064          113,050             182,114
                                                        -----------      -----------         -----------

PREFERRED DIVIDEND REQUIREMENTS ON
    PREFERRED SECURITIES OF SUBSIDIARY TRUSTS                 7,619                                7,619
                                                        -----------      -----------         -----------

INCOME BEFORE INCOME TAXES                                  127,894          (33,150)             94,744

INCOME TAXES                                                 56,517          (13,260)(4)          43,257
                                                        -----------      -----------         -----------

NET INCOME                                                   71,377          (19,890)             51,487

DIVIDENDS ON PREFERRED STOCK                                  2,133                                2,133
                                                        -----------      -----------         -----------

EARNINGS APPLICABLE TO COMMON STOCK                     $    69,244      $   (19,890)        $    49,354
                                                        ===========      ===========         ===========

See accompanying description of pro forma adjustments.

                           Exhibit FS-9 & FS-10 Notes



PRO FORMA ADJUSTMENTS

                                                                                    ($000's)
                                                                                   ----------

(1)      Cash proceeds were assumed to be received from long-term debt issued at 6.65%, as a result of securitization of stranded costs, including stranded costs that are expected to result from
         buy-outs or buy-downs of purchased power contracts in addition to those which had occurred through June 30, 2001. The cash proceeds
         were assumed to be temporarily invested and earn a return of 4.7%.        $1,700,000
                                                                                   ----------

(2)      Other income increased due to the 4.7% return assumed to be earned on the temporarily invested proceeds from the issuance of $1,700,000
         of long-term debt.                                                        $   79,900
                                                                                   ----------

(3)      Interest expense increased due to the $1,700,000 of long-term debt
         which was assumed to be issued at 6.65%.                                  $  113,050
                                                                                   ----------

(4) Represents the tax benefit, estimated to be 40%, from the decrease in pre-tax income due to the additional interest expense, net of the income on the invested proceeds.